UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):    October 27, 2004

    Roberts Realty Investors, Inc.
(Exact Name of Registrant as Specified in Its Charter)

    Georgia
(State or Other Jurisdiction of Incorporation)

001-13183	56-2122873
(Commission File Number)	(IRS Employer Identification No.)

450 Northridge Parkway, Suite 302, Atlanta, Georgia (Address of Principal Executive Offices)	30350 (Zip Code)

    (770) 394-6000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        [  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        [  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        [  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        [  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02   Termination of a Material Definitive Agreement.

Roberts Realty Investors, Inc. conducts its business through Roberts Properties Residential, L.P. (the “operating partnership”), which owns all of Roberts Realty’s properties. In a Current Report on Form 8-K dated September 21, 2004 and filed on September 21, 2004, Roberts Realty announced that the operating partnership had signed a purchase and sale agreement to acquire the 122-unit Hampton Bridge apartment community from Terry A. McKay, an independent third party. The report noted that the sale price of the Duluth, Georgia community was to be $8,784,000, or $72,000 per apartment unit, that the transaction was scheduled to close on or before November 19, 2004, and that the closing was subject to customary due diligence and closing conditions. On October 27, 2004, as a result of its due diligence investigation, the operating partnership terminated the purchase and sale agreement and has recovered its $250,000 earnest money deposit in accordance with the purchase and sale agreement. Although the initial purchase and sale agreement has been terminated, Roberts Realty has made a proposal to Mr. McKay to buy the community at a lower price.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

ROBERTS REALTY INVESTORS, INC.

Dated: November 2, 2004	By: /s/ Greg M. Burnett Greg M. Burnett Chief Financial Officer

2